UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

CARVANA CO.
(Exact name of registrant as specified in its charter)

Delaware		001-38073		81-4549921
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

	300 E. Rio Salado Parkway
	Tempe	Arizona	85281
	(Address of principal executive offices, including zip code)

(602) 852-6604
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	CVNA	New York Stock Exchange
Preferred Stock Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

As previously disclosed, Carvana Co. (the “Company”) entered into that certain Transaction Support Agreement, dated July 17, 2023, pursuant to which, among other things, Ernest Garcia II and Ernest Garcia III (collectively, the “Garcia Parties”), committed to purchase up to $126,000,000 of equity in Carvana Co. or a consolidated subsidiary thereof, subject to certain conditions.

In satisfaction of that commitment, on August 18, 2023, the Company and Carvana Group, LLC (“Carvana Group”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Garcia Parties providing for the purchase of an aggregate of 3,400,994 Class A LLC Units ("Class A Units") of Carvana Group, together with 2,720,795 shares of the Company’s Class B Common Stock, par value $0.001 per share (“Class B Common Stock”), at a price equivalent to $46.31 per share of Class A Common Stock of Carvana Co. The offer and sale of these securities closed on August 18, 2023. The Company expects to use the proceeds therefrom to partially fund the previously announced cash tender offer to purchase certain of the Company’s 5.625% senior unsecured notes due 2025. The Securities Purchase Agreement includes customary representations, warranties and covenants of the parties.

Pursuant to the previously disclosed Exchange Agreement, dated April 27, 2017, by and among the Company, Carvana Group, Carvana Co. Sub LLC and the holders of the Class A Units, Class A Units are exchangeable for shares of Class A Common Stock on a five-to-four conversion ratio, together with the number of shares of Class B Common Stock equal to the shares of Class A Common Stock being exchanged for. The per Class A Unit purchase price of $37.048 is equivalent to a purchase price of $46.31 per share of Class A Common Stock on an as-exchanged basis.

The foregoing description is not complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in item 1.01 above is incorporated herein by reference. The offer and sale of the Class A Units and Class B Common Stock were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Garcia Parties represented to the Company that they are “accredited investors” as defined in Rule 501 of the Securities Act and that the securities were acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the Securities Purchase Agreement described above is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, the uses of the proceeds resulting from the offer and sale of the Class A Units and Class B Common Stock, the current cash tender offer and related matters. These statements are subject to risks and uncertainties, including failure of closing conditions to be satisfied in connection with the offer and sale of the shares under the Securities Purchase Agreement or the cash tender offer, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of August 18, 2023, by and between Carvana Co., Carvana Group, LLC, and the Purchasers
99.1	Press Release issued by Carvana Co. relating to the Securities Purchase Agreement, dated August 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 21, 2023	CARVANA CO.

		By:	/s/ Mark Jenkins
		Name:	Mark Jenkins
		Title:	Chief Financial Officer